Exhibit 99.B(d)(56)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Martingale Asset Management, L.P.

As of December 9, 2002, as amended on March 4, 2005 and December 18, 2006

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Value Fund

Small Cap Growth Fund

Small/Mid Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Martingale Asset Management, L.P.
By: Martingale Asset Management Corporation, its General Partner

By:	By:
/s/ Timothy D. Barto	/s/ William E. Jaques

Name:	Name:
Timothy D. Barto	William E. Jaques

Title:	Title:
Vice President & Assistant Secretary	President & CEO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Martingale Asset Management, L.P.

As of December 9, 2002, as amended on March 4, 2005 and December 18, 2006

Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Value Fund	x.xx	%
Small Cap Growth Fund	x.xx	%
Small/Mid Cap Diversified Alpha Fund
for Assets managed pursuant to long-only strategy	x.xx	%
for Assets managed pursuant to 120/20 strategy	x.xx	%
for Assets managed pursuant to 130/30 strategy	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Martingale Asset Management, L.P.
By: Martingale Asset Management Corporation, its General Partner

By:	By:
/s/ Timothy D. Barto	/s/ William E. Jaques

Name:	Name:
Timothy D. Barto	William E. Jaques

Title:	Title:
Vice President & Assistant Secretary	President & CEO